Novocure Signs Agreement to Acquire and Construct Building in Downtown Portsmouth, New Hampshire

The property will provide space for Novocure’s growing workforce, and house a world-class training and development center

St. Helier, Jersey – Novocure (NASDAQ: NVCR) today announced that the company has signed a purchase and sale agreement to acquire and construct an office building at 64 Vaughan Mall, in the heart of downtown Portsmouth, New Hampshire. The property will provide space for Novocure’s growing employee base in Portsmouth, and house a world-class training and development center, where physicians and partners from around the world can come to learn more about Novocure’s Tumor Treating Fields technology.

Novocure established its U.S. operations in Portsmouth in 2006, and has grown from one employee in Portsmouth to more than 300 employees today.

“Novocure’s U.S. roots began in Portsmouth more than 15 years ago,” said William Doyle, Novocure’s Executive Chairman. “At the time, we were only beginning, with our cancer therapy just starting to go through clinical trials. We continue to expand as a global oncology company, having grown into a workforce of more than 1,100 employees and having treated more than 21,000 patients with our therapy today. In our culture of innovation, even with all of our growth, we believe we are still only beginning.”

The purchase price of the property is $9.5 million. At the closing of the purchase agreement, Novocure will enter into a construction agreement with an affiliate of the seller on a cost of work plus fee with guaranteed maximum price basis, with maximum price of $14.5 million. Closing is expected to occur on or before December 31, 2021.

“Portsmouth is an important part of our history,” Mr. Doyle said. “With this investment, we are proudly demonstrating that Portsmouth, and the talented people in the New Hampshire medtech community, will continue to be an integral part of our future.”

About Novocure

Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma and in the U.S. for the treatment of adult patients with malignant pleural mesothelioma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, gastric cancer, glioblastoma, liver cancer, non-small cell lung cancer, pancreatic cancer and ovarian cancer.

Headquartered in Jersey, and with a growing global footprint, Novocure has regional operating centers in Root, Switzerland, Portsmouth, New Hampshire and Tokyo, as well as a research center in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and Twitter.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions as well as issues arising from the COVID-19 pandemic and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 25, 2021 with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Investors:
Ingrid Goldberg
investorinfo@novocure.com
610-723-7427

Media:
Leigh Labrie
media@novocure.com
610-723-7428